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                                                                    EXHIBIT 4.3


                           ENRON CORP. 1994 STOCK PLAN

SECTION 1.  PURPOSE

        The purposes of this Enron Corp. 1994 Stock Plan (the "Plan") are to enable all employees employed by Enron Corp. (together with any successor thereto, the "Company") and its Affiliates and other eligible persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain employees who are essential to the progress, growth and profitability of the Company.

SECTION 2.  ADMINISTRATION

2.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

2.2 Subject to the terms of the Plan and applicable law, the Committee shall have sole power, authority and discretion to: (i) designate Participants; (ii) determine the types of Awards to be granted to a Participant under the Plan;
(iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, under what circumstances and how Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or may be canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

2.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

SECTION 3.  SHARES AVAILABLE FOR AWARDS

3.1    SHARES AVAILABLE.

       (i) Calculation of Number of Shares Available. The number of Shares available for granting Awards under the Plan for 1994 shall be 3,000,000 Shares, subject to adjustment as provided in Section 3.2.

       Further, if after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award (or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination) shall again be available for granting Awards under the Plan.

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       (ii)    Accounting for Awards. For purposes of this Section 3, if an
       Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

       (iii) Sources of Shares Deliverable Under Awards. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

3.2    ADJUSTMENTS.

       (i) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 3.2 (ii), in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

       (ii) If, and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and if the grant is an Option the purchase price per Share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and if the grant is an Option the purchase price per Share shall be proportionately increased.

SECTION 4.  ELIGIBILITY

4.1 Any Employee of the Company or of an Affiliate, any individual who is a member of the board of directors of an Affiliate, who is not an Employee at the time the grant is made, or any individual performing services for the Company or any Affiliate as a Non-employee Contractor shall be eligible to be designated a Participant. Notwithstanding the foregoing, any person who is subject to Section 16(b) of the Securities Exchange Act of 1934 or any officer or director of the Company covered by the New York Stock Exchange listing requirements shall not be eligible to be designated a Participant. Further, no grants of Incentive Stock Options shall be made under the Plan. Grants may be made to the same individual on more than one occasion.

4.2 No individual who is subject to any written agreement with the company that generally restricts the acquisition of Shares shall be eligible for any grant of an Award while such agreement is in effect.

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SECTION 5.  AWARDS

5.1 Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

       (i) Exercise Price. The per Share purchase price of an Option shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share.

       (ii) Time and Method of Exercise. Subject to the provisions contained in the Plan and in a Participant's Award Agreement, unexercised vested Shares under an Option may be exercised in whole or in part from time to time by request to the Company. Payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise, in whole or in part, by delivery of a cashier's check, Shares of Stock, other awards, other property or any combination thereof having a fair market value equal to such amount or part thereof provided that the fair market value of Stock so delivered shall be equal to the closing price of the Stock as reported in the "NYSE -- Composite Transactions" section of the Midwest Edition of the Wall Street Journal on the date of actual receipt by the Company of the notice exercising the Option or, if no prices are so reported on such day, on the last preceding day on which such prices of Stock are so reported. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the next business day following the broker's execution of the sale of Stock for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

       (iii) Option Agreement. Each Option shall be evidenced by an Award Agreement which shall specify the term of the Option as well as vesting and termination provisions.

       (iv) Status as Stockholder. Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to the Participant, the Participant (or the person permitted to exercise an Option in the event of the Participant's death or incapacity) shall not be or have any of the rights or privileges of a Stockholder of the Company with respect to the Shares acquirable upon an exercise of an Option.

5.2    RESTRICTED STOCK

       (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants, which Awards shall be evidenced by Award Agreements, which shall specify vesting provisions. Notwithstanding the foregoing, the number of Shares of Restricted Stock which may be granted shall be limited to not more than twenty-five percent (25%) of the total number of Shares available for grant under the Plan.

       (ii) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including without limitation, any limitation on the right to vote a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

       (iii) Certificates and Dividends. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on non-vested Shares of Restricted Stock shall be withheld from the respective Participant and credited by the Company for the Participant's account. At such time as a Participant becomes vested in a portion of the Award of Restricted Stock Shares, the restrictions thereon imposed by this Section
       5.2 (iii) shall lapse and certificates representing such

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       vested shares shall be delivered to the Participant along with all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested shares. Interest shall not be paid on any dividends or distributions or cash equivalent thereof, credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in Shares of the Company rather than in cash or other medium. (If payment is made in Shares, the conversion to Shares shall be at the average Fair Market Value for the five trading days preceding the date of payment.) Dividends and distributions, or cash equivalent thereof credited on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for dividends and distributions or cash equivalent thereof shall be canceled and shall not be available for future distribution under this Plan.

       (iv) Payment. A Participant shall not be required to make any payment for Awards of Restricted Stock, except to the extent otherwise required by law.

       (v) Vesting. Shares of non-vested Restricted Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participant's death, Disability, Retirement or Involuntary Termination during the Participant's employment or service, prior to the date the Participant otherwise becomes fully vested in all the Restricted Stock awarded to the Participant, all restrictions placed on each share of Restricted Stock awarded to the Participant shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date the Participant or the Participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

       (vi) Exchange of Restricted Stock for Options. In advance of accepting delivery of a stock certificate for vested Shares of Restricted Stock, subject to approval of the Committee which need not be given, a Participant may request that such Shares of Restricted Stock be traded for a grant of Stock Options under the Plan, for an amount of Shares of Enron Corp. common stock ("Stock") and subject to such terms and conditions as the Committee may elect.

5.3  GENERAL

       (i) No Cash Consideration for Awards. Except as otherwise provided in the Plan, awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

       (ii) Awards May Be Granted Separately or Together. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

       (iii) Limits on Transfer of Awards. No Award (other than Released Securities) and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Award of Restricted Stock by assignment to the Company; provided however, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant. Each Award and each right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if

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       permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities) and no right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

       (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided however, that in no event shall the term of any Option exceed a period of ten (10) years from the date of its grant.

       (v) Status of Stock. The Company intends to register for issue under the Securities Act of 1933, as amended ("The Act"), the Shares of Stock acquirable pursuant to Awards under the Plan, and to keep such registration effective throughout the period any Awards are in effect. In the absence of such effective registration or an available exemption from registration under the Act, delivery of Shares of Stock acquirable pursuant to Awards under the Plan shall be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available, Participant (or Participant's estate or personal representative in the event of the Participant's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. No sale or disposition of Shares of Stock acquired pursuant to an Award under the Plan by a Participant shall be made in the absence of an effective registration statement with respect to such shares under the Act unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Act or any other applicable securities laws is first obtained. In the event that a Participant proposes to sell or otherwise dispose of Shares of Stock in such a manner that an exception from the registration requirements of the Act is unavailable for such sale or disposition, and upon request to the Company by the Participant, the Company, at its sole cost and expense, shall cause a registration statement to be prepared and filed with respect to such sale or disposition by the Participant and shall use its best efforts to have such registration statement declared effective, and, in connection therewith, shall execute and deliver such documents as shall be necessary, including without limitation, agreements providing for the indemnification of underwriters for any loss or damage incurred in connection with such sale or disposition.

       (vi) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including, but not limited to, the provisions of Subsection 5.3(v).

SECTION 6.  AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

6.1 AMENDMENTS TO THE PLAN. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time, including amending the Plan for the purpose of making additional Shares available for Awards under the Plan, provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient.

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6.2 ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING
    EVENTS

A. Subject to the provisions of Section 6.2B and 6.2C below, if a transaction occurs which is not approved or recommended by a majority of the Board of Directors of the Company in Actions taken prior to, and with respect to, such transaction in which either (i) the Company merges or consolidates with any other corporation (other than one of the Company's wholly-owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (ii) the Company sells all or substantially all of its assets to any other person or entity, or (iii) the Company is dissolved, or if
(iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of the Company), together with its Affiliates and Associates shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the Voting Stock of the Company, or (v) the individuals who constitute the members of Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii) or (iii) of this Section 6.2A, or
(b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 6.2A, then with respect to outstanding grants of Restricted Stock made under Section 5.2, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options made under Section 5.1, all such outstanding Options irrespective of whether they are then exercisable, shall be surrendered to the Company by each grantee thereof and such Options shall thereupon be cancelled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals, for Options, the purchase price per Share covered by the Option and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place, or (3) the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this
Section 6.2A consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock or Options theretofore granted or the purchase price or grant price per share, if applicable.

C. Any adjustment provided for in Section 3.2 or Section 6.2 shall be subject to any required stockholder action.

6.3 CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.


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SECTION 7.  GENERAL PROVISIONS

7.1 NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

7.2 WITHHOLDING. The Company or any Affiliate is authorized (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and (ii) to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. In the case of Restricted Stock, the Participant is required to pay to the Company or any Affiliate an amount (in cash, Shares, other securities, other Awards, or other property) necessary to satisfy applicable taxes required to be withhold by the Company or any Affiliate, before stock certificates representing the number of Shares of vested Restricted Stock shall be delivered.

7.3 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

7.4 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

7.5 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

7.6 SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

7.7 NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

7.8 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. In addition, no fractional Shares shall be accepted by the Company in payment of the exercise price of an Option.

7.9 HEADINGS. Headings are given to the Sections and Subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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7.10 NO LIMITATION. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any Affiliate, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Affiliate, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto, the dissolution or liquidation of the Company or any Affiliate or any sale or transfer of all or any part of Company or any Affiliate's assets or business, or any other corporate act or proceeding.

7.11 NO RIGHT TO RETENTION. Neither the Plan, nor any Award granted pursuant to the Plan, is a contract or agreement that the Company will retain the services of a Non-employee Contractor for any period of time, or at any particular rate of compensation.

7.12 SECURITIES LAWS. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

7.13 DELEGATION. Subject to the terms of the Plan, the Committee may delegate to other Persons the authority and responsibility of designating the recipients of Awards under the Plan (which recipients may not be any Person to whom the Committee has so delegated such authority and responsibility).

SECTION 8.  TERM OF THE PLAN

The Plan is effective as of the date of its approval by the Board of Directors of the Company. No Award shall be granted under the Plan after the earlier of
(i) ten (10) years from the date of approval of the Plan or (ii) termination of the Plan pursuant to Section 6.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Committee to amend, after, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 9.  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

       (a) "Affiliate" shall mean (i) any entity that directly or through one or more intermediaries is controlled by the Company, (ii) any entity in which the Company has a significant equity interest as determined by the Committee, and (iii) as used in Section 6.2 and in the term "Associate", as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

       (b) "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Company or any of its parents or Affiliates, and (iv) any person who is a director or officer of such specified person or any of its parents or Affiliates (other than the Company or any wholly-owned subsidiary of the Company).

       (c) "Award" shall mean any Option or Restricted Stock granted under the Plan.

       (d) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

       (e) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

       (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two outside directors.

       (h) "Disability" shall mean, with respect to an Employee of the Company or one of its Affiliates, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or Affiliate covering the Employee at the time. With respect to a Non-employee Contractor, Disability shall mean inability to perform duties and services for the Company or an Affiliate by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the Committee can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

       (i) "Employee" shall mean any person employed by the Company or any Affiliate.

       (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Shares as reported in the "NYSE-Composite Transactions" section of the Midwest edition of The Wall Street Journal is reported, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

       (k) "Incentive Stock Option" shall mean an option that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

       (l) "Involuntary Termination" shall mean termination of a Participant's employment as an Employee or service as a Non-employee Contractor with the Company or an Affiliate at the election of the Company or Affiliate, provided that such termination is not Termination for Cause, and provided further, that in the case of a Non-employee Contractor, such termination is not due to the election of the Company or an Affiliate not to renew the Non-employee Contractor's contract upon its expiration. Involuntary Termination shall not include a transfer of assignment or location of a Participant where the Participant is employed by or in the service of the Company or an Affiliate both before and after the transfer.

       (m) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

       (n) "Non-employee Contractor" shall mean a person who is not an Employee as defined in this Section 9, who is performing services for the Company or an Affiliate under a contractual arrangement either directly or through a third party agency.

       (o) "Non-Qualified Stock Option" shall mean an option granted under
       Section 5.1 or the Plan that is not intended to be an Incentive Stock Option.

       (p) "Option" shall mean a Non-Qualified Stock Option.

       (q) "Participant" shall mean an Employee or other individual described in Sections 4.1 designated to be granted an Award under the Plan.

       (r) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

       (s) "Released Securities" shall mean securities that were Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

       (t) "Restricted Stock" shall mean any Shares granted under Section 5.2 of the Plan.

       (u) "Retirement" shall mean the commencement of retirement benefits to an Employee of the Company or an Affiliate under the Enron Retirement Plan.

       (v) "Shares" shall mean the shares of Common Stock of the Company, $.10 par value, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 3.2 of the Plan.

       (w) "Termination for Cause: shall mean termination of employment or service at the election of the Company or an Affiliate because of the Participant's (i) conviction of a felony relating to or in connection with Enron or Enron's business (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or an Affiliate. Such termination of employment or service shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such termination of employment or service is because of the Participant's willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination of employment or service, if made, shall not be for cause.

       (x) "Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

       (y) Any terms or provisions used herein which are defined in Sections 83, 421, 422 or 424 of the Code or the regulations thereunder shall have the meanings as therein defined.

Adopted pursuant to resolution of the Board of Directors this 8th day of February, 1994.

By:  KENNETH L. LAY                        Date:  February 16, 1994
    --------------------------------
     Chairman of the Board and
     Chief Executive Officer


By:  PEGGY B. MENCHACA                     Date:  February 16, 1994
    --------------------------------
     Secretary

                               FIRST AMENDMENT TO
                           ENRON CORP. 1994 STOCK PLAN

      WHEREAS, the Company has heretofore approved and adopted the Enron Corp. 1994 Stock Plan (the "Plan"); and

      WHEREAS, the Company desires to amend the Plan to permit the issuance of a total number of 11,000,000 shares of Enron Corp. common stock under the Plan;

      NOW, THEREFORE, the Plan is amended as follows:

      1. The first paragraph of Section 3.1(i) is deleted and the following is substituted therefor:

      "The number of Shares available for granting Awards under the Plan shall be 11,000,000 Shares, subject to adjustment as provided in Section 3.2."

AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date: May 3, 1994                   ENRON CORP.

                                    By: PHILIP J. BAZELIDES
                                        -------------------------
                                        Title: Vice President,
                                        Corporate Human Resources


ATTEST:

PEGGY B. MENCHACA
- ---------------------------------
Title: Vice President & Secretary

                               SECOND AMENDMENT TO
                           ENRON CORP. 1994 STOCK PLAN

WHEREAS, ENRON CORP. (the "Company") has heretofore adopted and maintains the Enron Corp. 1994 Stock Plan (the "Plan"); and

WHEREAS, the Company desires to amend the Plan to extend the time payment may be made for a cashless exercise of options through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board;

NOW, THEREFORE, the Plan is amended as follows:

1. Subparagraph (ii) of Section 5.1 is rescinded and the following new subparagraph (ii) is inserted in its place as of the effective date of the Plan:

      "(ii) Time and Method of Exercise. Subject to the provisions contained in the Plan and in a Participant's Award Agreement, unexercised vested Shares under an Option may be exercised in whole or in part from time to time by request to the Company. Payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise, in whole or in part, by delivery of a cashier's check, Shares of Stock, other awards, other property or any combination thereof having a fair market value equal to such amount or part thereof provided that the fair market value of Stock so delivered shall be equal to the closing price of the Stock as reported in the "NYSE -- Composite Transactions" section of the Midwest Edition of the Wall Street Journal on the date of actual receipt by the Company of the notice exercising the Option or, if no prices are so reported on such day, on the last preceding day on which such prices of Stock are so reported. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the fifth business day following the broker's execution of the sale of Stock for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price."

AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date: December 13, 1994


                                             ENRON CORP.

                                             By: PHILIP J. BAZELIDES
                                                 ---------------------
                                             Title: Vice President,
                                             Corporate Human Resources

ATTEST:

PEGGY B. MENCHACA
- ---------------------------------
Title: Vice President & Secretary